Exhibit 99.1

Telos Corporation becomes TSA’s second official TSA PreCheck®
enrollment provider

WASHINGTON – August 15, 2023 – The Transportation Security Administration (TSA) announced today that it is expanding TSA PreCheck® with Telos Corporation, which is now offering TSA PreCheck enrollment services at 10 locations.
Since TSA first launched the TSA PreCheck application program as a DHS Trusted Traveler Program for low-risk travelers in December 2013, active membership in the program has grown to more than 15 million passengers.
“TSA PreCheck is a trusted traveler program that improves overall aviation security and provides time and convenience benefits to its members,” said TSA Administrator David Pekoske. “This expansion of enrollment providers will increase the network of locations where applicants may go to complete their TSA PreCheck membership.”
“Telos is excited to make TSA PreCheck enrollments accessible to more people where they live, work and shop with the launch of Telos as an authorized enrollment provider,” said Telos Chief Executive Officer John B. Wood.
Telos began enrolling its first applicants during trial periods in Annapolis, Md., Chantilly, Va., Ashburn, Va. and Las Vegas. The company will continue to expand enrollment services nationally, offering new convenient locations with expanded hours of operation.
Moving forward, TSA PreCheck members may renew their memberships online with Telos or IDEMIA (TSA PreCheck’s original enrollment provider), regardless of who they enrolled with initially.
TSA PreCheck members keep their shoes, belts and light jackets on through the security screening process, and keep their electronics and 3-1-1 compliant liquids in their carry-on bags. This also helps TSA PreCheck members get through security screening checkpoints faster; about 92% wait less than five minutes at airport checkpoints nationwide. TSA’s wait time standards for TSA PreCheck lanes are under 10 minutes and under 30 minutes for standard lanes. In May, the agency announced that teenagers aged 13-17 may now accompany TSA PreCheck enrolled parents or guardians through TSA PreCheck screening when traveling on the same reservation and when the TSA PreCheck indicator appears on the teen’s boarding pass.
Visit the TSA PreCheck program’s official website at www.tsa.gov/precheck for more information about renewing or enrolling in the TSA PreCheck Application Program, or to find enrollment locations and pricing information for all TSA PreCheck enrollment providers.
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About Telos Corporation
Telos Corporation (NASDAQ: TLS) empowers and protects the world’s most security-conscious organizations with solutions for continuous security assurance of individuals, systems, and information. Telos’ offerings include cybersecurity solutions for IT risk management and information security; cloud security solutions to protect cloud-based assets and enable continuous compliance with industry and government security standards; and enterprise security solutions for identity and access management, secure mobility, organizational messaging, and network management and defense. The company serves commercial enterprises, regulated industries and government customers around the world.

Forward-Looking Statements
This press release contains forward-looking statements which are made under the safe harbor provisions of the federal securities laws. These statements are based on the Company’s management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to them. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in the Company’s filings and reports with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2022, as well as future filings and reports by the Company, copies of which are available at https://investors.telos.com and on the SEC’s website at www.sec.gov.
Although the Company bases these forward-looking statements on assumptions that the Company’s management believes are reasonable when made, they caution the reader that forward-looking statements are not guarantees of future performance and that the Company’s actual results of operations, financial condition and liquidity, and industry developments, may differ materially from statements made in or suggested by the forward-looking statements contained in this release. Given these risks, uncertainties and other factors, many of which are beyond its control, the Company cautions the reader not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date of such statement and, except as required by law, the Company undertakes no obligation to update any forward-looking statement publicly, or to revise any forward-looking statement to reflect events or developments occurring after the date of the statement, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.
 Contact
TSA Media: tsamedia@tsa.dhs.gov
Telos Media: media@telos.com
Telos Investors: InvestorRelations@telos.com